UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 28, 2016

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws.

On January 28, 2016, in light of a recent ruling by the Delaware Court of Chancery in a proceeding not involving Radian Group Inc. (the “Company”), the Board of Directors of the Company (the “Board”) approved, declared advisable and recommended for stockholder approval an amendment that removes language in Section 5.3 of Article FIFTH of the Company’s amended and restated certificate of incorporation providing that directors may be removed by the Company’s stockholders only for cause, so that members of the Board may be removed with or without cause. On January 28, 2016, the Board also directed that this amendment to the amended and restated certificate of incorporation be submitted for consideration at the 2016 annual meeting of stockholders of the Company.

Consistent with the foregoing actions, the Board also approved a resolution that pending adoption of this amendment, the “only for cause” director removal provision shall not be enforced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	January 29, 2016	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Executive Vice President, General Counsel and Corporate Secretary